Exhibit 99.1

Golden Nugget Online Gaming, Inc. Reports Financial Results for the Second Quarter and First Half of 2021

-	Second Quarter Revenue $31.7 Million, First Half Revenue $58.0 Million, Up 27.7% and 38.6% Over the Prior Year

-	Signed Market Access Partnerships in Ohio and Arizona, Increasing Footprint up to 33% of the US Population Across 14 states

-	Made a Minority Investment in Boom Entertainment, a Premier Game Developer and Technology Provider, Who Will Provide Golden Nugget Online Gaming, Inc. with Bespoke, Exclusive Casino Games.

Houston (August 16, 2021) – Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG) (the “Company”), a leading online casino operator, today reported its financial results for the second quarter and first half of 2021.

Second Quarter and First Half Financial Highlights

•	Revenue for the second quarter was $31.7 million, representing an increase of 27.7%, compared to $24.8 million during the second quarter of 2020. Revenue for the first half of 2021 increased 38.6% to $58.4 million compared to $42.2 million during the first half of 2020.

•	Net loss for the second quarter was $1.6 million, compared to net income of $0.1 million in the prior year period. Net income for the first half of 2021 was $68.1 million, compared to net income of $4.3 million during the prior year period.

•	Adjusted EBITDA for the second quarter was $(3.8) million compared to adjusted EBITDA of $8.5 million for the second quarter of 2020. For the first half of the year, adjusted EBITDA was $(7.4) million compared to adjusted EBITDA of $14.4 million for the first half of 2020. The decline in adjusted EBITDA compared to the prior year is primarily attributable to growth investments in new markets such as Michigan.

•	Active First Time Depositors (AFTD) for the second quarter grew 110% compared to the second quarter of 2020 while 12-Month Active Depositors grew 108%. For the first half of the year, AFTD grew 313% compared to the first half of 2020.

Chairman and Chief Executive Officer, Tilman Fertitta said, “We are proud to have achieved another solid quarter driven by the strength of our new customer growth both in our established and newer markets. Golden Nugget Online Gaming continues to successfully execute on our national expansion, while concurrently strengthening our capabilities and product offerings with key partnerships. In Michigan, we grew market share and are very pleased with the trajectory of growth in the early quarters of our operations. We expect similar trajectories for our planned launches in Virginia, West Virginia and Pennsylvania later this year. In addition, our partnership with Boom Entertainment will only strengthen our award-winning content offerings. We are increasingly encouraged by our results and look forward to executing on the significant and growing market opportunity available to us.”

Technology & Content Updates

•	GNOG is pleased to announce that it has signed a partnership with Boom Entertainment (“Boom”), a premier provider of online gaming and sports products in the U.S., which includes a minority equity investment, preferred and exclusive content, bespoke game development and market access rights in Ohio. This partnership will give GNOG the ability to offer more content at a faster pace and targeted to our player base to enhance the player experience.

•	The GNOG Android App is now available in the Google Play Store across New Jersey and Michigan.

•	New Jersey: Work continues on completing the 1,800 square foot expansion of our Live Dealer Studio, which will increase our capacity from 18 to 33 tables. The studio expansion is expected to be live by the end of the third quarter of 2021.

•	New Jersey: Successful migration to advanced technical stack and hosting facility in New Jersey on July 21, 2021.

•	Michigan: Deployed 103 new games from 9 different suppliers on web, iOS and Android in the second quarter. Launched with 3 new suppliers including IGT, AGS and Inspired Gaming.

•	Michigan: Successfully launched Live Dealer in Michigan on July 22, 2021 among the first wave of operators, growing our online casino offering.

Business Update

•	Entered into a definitive agreement with DraftKings Inc. pursuant to which DraftKings Inc. will acquire GNOG in an all-stock transaction with an implied equity value of approximately $1.56 billion, subject to approval by GNOG shareholders, receipt of required regulatory approvals and satisfaction of other customary closing conditions. The transaction is expected to close in the first quarter of 2022.

•	Executed an agreement with the Grand Canyon Resort Corporation, wholly owned by the Hualapai Tribe, for market access in Arizona, subject to regulatory application approvals.

•	Signed a market access agreement with Dayton Real Estate Ventures, LLC, operating the Hollywood Casino Dayton and owned by Penn National Gaming, to offer both online casino and online sports in Ohio, legislation and regulations permitting. Ohio is forecast to be a more than $1 billion online casino market at maturity, similar to neighboring Michigan and Pennsylvania. With the addition of Ohio and Arizona, GNOG now has access market access agreements in 14 states representing about 33% of the U.S. population.

•	Won EGR North America Mobile Operator of the Year, for the second year in a row, and Marketing Campaign of the Year awards.

•	Launched our flagship $1 million wagering race in July, with a top prize of $100,000 – our biggest and most successful monthly promotion.

•	Signed sponsorships with the PGA Rocket Mortgage Classic for 2021 and 2022, with Front Row Motorsports to sponsor the No. 38 car in the Michigan and Virginia NASCAR Cup Series races and with Detroit City Football Club through the 2022 season.

President, Thomas Winter stated, “GNOG continues to show strong growth with our results in the first half of this year. In Michigan, we more than tripled our market share since launch which validates our steady, ROI-focused growth investments. In the second quarter we grew gross gaming revenue, or GGR, 99% over the first quarter while the rest of the market only grew 35%. In July, the positive trend continued with GGR over $5.3 million, a 32% increase over the monthly average in the second quarter, making GNOG the fifth largest iGaming operator in the state, with a market share of 5.7%. In New Jersey, where market revenues had been boosted by the pandemic last year, we were still able to grow net revenues by 8.9% in the first six months of 2021 compared to the prior year period.”

Thomas Winter added, “Our latest agreements highlight yet another big step in executing on our market expansion plans by adding the states of Ohio and Arizona to our list of potential future markets and we look forward to launching online casino and sports when legislation and regulations permit. GNOG’s focus on innovation and exclusive games is also on full display with our partnership with Boom Entertainment. Our players can look forward to continued innovation from our best in-class online casino."

Additional Financial Information

•	Net loss for the second quarter of 2021 includes a gain on warrant derivative liabilities of $8.9 million and stock-based compensation expense of $3.0 million whereas no such gain or expense were recognized in the prior year period.

•	Net income for the first half of 2021 includes a gain on warrant derivative liabilities of $90.0 million, a gain on the tax receivable liability of $1.2 million and debt extinguishment expenses of $2.2 million associated with the early repayment of $10.6 million of the Company’s term loan during the first quarter of 2021. Stock-based compensation expenses were $5.3 million for the first half of 2021, whereas no such expenses were recognized in the prior year period.

About GNOG

Golden Nugget Online Gaming, Inc. is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the recipient of 17 eGaming Review North America Awards, including the coveted "Operator of the Year" award in 2017, 2018, 2019 and 2020.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of GNOG's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, DraftKings’ and GNOG’s expectations with respect to future performance and anticipated financial impacts of the proposed merger, the satisfaction of the closing conditions to the proposed merger and the timing of the completion of the proposed merger. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DraftKings’ and GNOG’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DraftKings and GNOG following the announcement of the definitive merger agreement between DraftKings and GNOG (the “Merger Agreement”) and the transactions contemplated therein; (2) the inability to complete the proposed merger, including due to failure to obtain approval of the stockholders of GNOG, approvals or other determinations from certain gaming regulatory authorities, or other conditions to closing in the Merger Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of the shares of Class A Common Stock of the combined company on Nasdaq following the proposed merger; (5) the risk that the proposed merger disrupts current plans and operations as a result of the announcement and consummation of the proposed merger; (6) the ability to recognize the anticipated benefits of the proposed merger, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed merger; (8) changes in applicable laws or regulations, particularly with respect to gaming, gambling, sportsbooks, fantasy sports and other similar businesses; (9) the possibility that DraftKings, GNOG or the combined company may be adversely affected by other economic, business, and/or competitive factors, (10) market and supply chain disruptions due to the COVID-19 outbreak or other epidemics, pandemics or similar public health events; and (11) other risks and uncertainties indicated from time to time in the information/prospectus relating to the proposed merger, including those under “Risk Factors” in GNOG's filings with the SEC. GNOG cautions that the foregoing list of factors is not exclusive. GNOG cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see GNOG's filings with the SEC. GNOG does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Golden Nugget Online Gaming, Inc.

Unaudited

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Gaming	$28,028	$22,047	$51,094	$36,952
Other	3,663	2,773	7,346	5,211
Total revenue	31,691	24,820	58,440	42,163
Costs and expenses
Cost of revenue	14,745	9,944	26,861	16,689
Advertising and promotion	16,507	4,609	30,878	7,586
General and administrative	7,325	1,765	13,402	3,461
Depreciation and amortization	40	49	84	83
Total costs and expenses	38,617	16,367	71,225	27,819
Operating income (loss)	(6,926)	8,453	(12,785)	14,344
Other expense (income)
Interest expense, net	5,095	7,765	10,803	7,766
Gain on warrant derivatives	(8,884)	-	(89,975)	-
Other expense	66	-	432	-
Total other expense (income)	(3,723)	7,765	(78,740)	7,766
Income (loss) before income taxes	(3,203)	688	65,955	6,578
Provision for income taxes	(1,638)	587	(2,116)	2,290
Net income (loss)	(1,565)	101	68,071	4,288
Net loss attributable to non-controlling interests	4,829	-	10,536	-
Net income attributable to GNOG	$3,264	$101	$78,607	$4,288
Earnings (loss) per share:
Basic	$0.07	n/a	$1.79	n/a
Diluted	$(0.13)	n/a	$(0.28)	n/a
Weighted-average number of common shares outstanding:
Basic	46,593	n/a	43,879	n/a
Diluted	78,987	n/a	78,020	n/a

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define "EBITDA" as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define "Adjusted EBITDA" as EBITDA before stock-based compensation, acquisition transaction related expenses, gains or losses on warrant derivative liabilities, debt extinguishment expenses and other non-cash or non-recurring items. Neither EBITDA nor Adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles ("GAAP").

Management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above in calculating EBITDA and Adjusted EBITDA because these amounts can vary substantially from company to company depending upon capital structures and the method by which assets were acquired. None of EBITDA or Adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP. Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's return on assets, cost of capital and tax structure. Our presentation EBITDA and Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Reconciliation of net income to EBITDA and adjusted EBITDA (In thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$(1,565)	$101	$68,071	$4,288
Adjusted for:
Provision for income taxes	(1,638)	587	(2,116)	2,290
Interest expense, net	5,095	7,765	10,803	7,776
Depreciation and amortization	40	49	84	83
EBITDA	$1,932	$8,502	$76,842	$14,427
Adjusted for:
Debt extinguishment expenses	-	-	1,622	-
(Gain) loss on tax receivable agreement liability	66	-	(1,190)	-
Gain on warrant derivatives	(8,884)	-	(89,975)	-
Stock-based compensation	3,039	-	5,329	-
Adjusted EBITDA	$(3,847)	$8,502	$(7,372)	$14,427

Adjusted EBITDA is comprised of the following (In thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
State-level adjusted EBITDA	$(1,430)	$9,101	$(2,823)	$15,302
Corporate adjusted EBITDA	(2,417)	(599)	(4,549)	(875)
Total adjusted EBITDA	$(3,847)	$8,502	$(7,372)	$14,427

Investor Relations Contacts

Sloan Bohlen, Solebury Trout

investors@gnoginc.com

Media Contacts

Katelyn Roche Gosslee, Dancie Perugini Ware Public Relations

Katelyn@dpwpr.com

Mary Ann Cuellar, Dancie Perugini Ware Public Relations

MaryAnn@dpwpr.com

713-224-9115

SOURCE Golden Nugget Online Gaming, Inc.